Exhibit 4.7

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

by and among

WUXI PHARMATECH (CAYMAN) INC.

and

THE OTHER PARTIES NAMED HEREIN

Dated: JUNE 4, 2007

i

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated June 4, 2007 (this “Agreement”), among WuXi PharmaTech (Cayman) Inc., a company organized and existing under the laws of the Cayman Islands with its principal office located at P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands (the “Company”), WuXi PharmaTech (BVI) Inc. with its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Sub”), and the Persons listed on Schedule 1 hereto.

WHEREAS, pursuant to the Share Subscription Agreement, dated January 26, 2007 (the “Subscription Agreement”), among the Sub, General Atlantic Partners (Bermuda), L.P., a Bermuda limited partnership (“GAP LP”), GAP-W International, LLC, a Delaware limited liability company (“GAP-W”), GapStar, LLC, a Delaware limited liability company (“GapStar”), GAP Coinvestments III, LLC, a Delaware limited liability company (“GAP Coinvestments III”), GAP Coinvestments IV, LLC, a Delaware limited liability company (“GAP Coinvestments IV”), GAP Coinvestments CDA, L.P., a Delaware limited partnership (“GAP Coinvestments CDA”), GAPCO GmbH & Co. KG, a German limited partnership (“GmbH Coinvestment” and, together with GAP LP, GAP-W, GapStar, GAP Coinvestments III, GAP Coinvestments IV and GAP Coinvestments CDA, “General Atlantic”) and Fidelity Asia Ventures Fund LP, a Bermuda limited partnership (“Fidelity Ventures”), Fidelity Asia Principals Fund LP, a Bermuda limited partnership (“Fidelity Principals” and, together with Fidelity Ventures, “Fidelity”, and collectively with GAP LP, GapStar, GAP-W, GAP Coinvestments III, GAP Coinvestments IV, GAP Coinvestments CDA and GmbH Coinvestment, the “Purchasers”), the Sub issued and sold to the Purchasers, an aggregate of 1,255,619 shares of Series C Preferred Shares, par value US$0.01 per share, of the Sub (the “Series C Preferred Shares”);

WHEREAS, pursuant to the Note Purchase Agreement, dated January 26, 2007 (the “Note Purchase Agreement”), among the Sub, General Atlantic and JP Morgan Securities Ltd. (“JPM”), the Sub issued and sold to General Atlantic and JPM, convertible notes (each, a “Note” and collectively, the “Notes”) having an aggregate principal amount of US$40 million.

WHEREAS, the Sub, the Purchasers and the other shareholders of the Company named therein entered into the Joint Venture Agreement (as hereinafter defined), pursuant to which the parties thereto agreed to, among other things, certain first offer and tag-along rights, preemptive rights and certain corporate governance rights and obligations;

WHEREAS, the Sub and the other parties named therein entered into a Registration Rights Agreement on February 9, 2007 (the “Original Reg Rights Agreement”);

WHEREAS, in order to effect a corporate restructuring whereby the Sub will become a wholly-owned subsidiary of the Company, (i) the Company and the shareholders of the Sub entered into a Share Exchange Agreement, dated as of the date hereof

(“Share Exchange Agreement”), pursuant to which all of the shareholders of the Sub will sell to the Company and the Company will purchase from all of the shareholders of the Sub the entire issued share capital of the Sub in exchange for the same proportional equity interests in the Company as their proportional interests in the Sub, subject to and upon the terms and conditions of the Share Exchange Agreement and (ii) the Company and the Sub entered into a Assignment and Assumption Agreement, dated as of the date hereof (“Assumption Agreement”), pursuant to which the Sub will transfer, convey, assign and deliver to the Company all rights, title, benefit, privileges and interest of the Sub under the Subscription Agreement, Note Purchase Agreement, Joint Venture Agreement and the Notes, and the Company will irrevocably accept the assignments and assume all rights, obligations and liabilities of the Sub under the Subscription Agreement, Note Purchase Agreement, Joint Venture Agreement and the Notes; and

WHEREAS, the parties hereto wish to terminate the Original Reg Rights Agreement and replace the rights and obligations set forth therein with this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“ADSs” means American Depositary Shares, each of which will represent a certain number of Ordinary Shares.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, the Person specified.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Approved Underwriter” has the meaning set forth in Section 3(e) of this Agreement.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York or Shanghai, the PRC are authorized or required by law or executive order to close.

“Closing Price” means, with respect to the Registrable Securities, as of the date of determination: (a) if the Registrable Securities are listed on a national securities exchange in the United States, the closing price per share of a Registrable Security on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange in the United States on which the Registrable Securities are then listed or admitted to trading; (b) if the Registrable Securities are not then listed or admitted to trading on any securities exchange but are designated as national market system securities by the NASD, the last trading price per share of a Registrable Security on such date; (c) if there shall have been no trading on such date or if the Registrable Securities are not designated as national market system securities by the NASD, the average of the reported closing bid and asked prices of the Registrable Securities on such date as shown by The Nasdaq Stock Market, Inc. (or its successor) and reported by any member firm of The New York Stock Exchange, Inc. selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board of Directors or, if such determination is not satisfactory to the Designated Holder for whom such determination is being made, by a nationally-recognized investment banking firm selected by the Company and such Designated Holder, the expenses for which shall be borne equally by the Company and such Designated Holder. If trading is conducted on a continuous basis on any exchange, then the closing price shall be at 4:00 p.m. New York City time.

“Commission” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Underwriter” has the meaning set forth in Section 4(a) of this Agreement.

“Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Demand Registration” has the meaning set forth in Section 3(a) of this Agreement.

“Designated Holder” means each of the General Atlantic Shareholders, the Fidelity Shareholders, the TianDi Shareholders, the UOB Shareholders, the Founders, the Founder Entities, Rexbury and JP Morgan.

“Determination Date” has the meaning set forth in Section 5(e) of this Agreement.

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed under Rule 159 promulgated under the Securities Act to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exchange Act Registration” means the date the Company becomes a reporting company under the Exchange Act.

“F-3 Initiating Holders” has the meaning set forth in Section 5(a) of this Agreement.

“F-3 Registration” has the meaning set forth in Section 5(a) of this Agreement.

“Fidelity Shareholders” means Fidelity, The Fidelity Greater China Venture Fund L.P., any Subsequent Purchaser that is an Affiliate of Fidelity or The Fidelity Greater China Venture Fund L.P. and any Affiliate thereof to whom Registrable Securities are transferred, subject to Section 11(f) of this Agreement, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act (or any successor rule thereto).

“Founder Entities” means the Founder Trusts, EWEP Inc., NJZ Advance Limited, I-Invest World Ltd, AssetValue Ltd, and i-growth Ltd, and “Founder Entity” means any one of them.

“Founder Group” means the Founders and the Founder Entities, any Subsequent Purchaser that is an Affiliate of the Founders or the Founder Entities and any Affiliate thereof to whom Registrable Securities are transferred, subject to Section 11(f) of this Agreement other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act (or any successor rule thereto).

“Founder Trusts” means J.P. Morgan Trust Company of Delaware, as Trustee of the Ge Li 2006 Grantor Retained Annuity Trust, J.P. Morgan Trust Company of Delaware, as Trustee of the Ning Zhao 2006 Grantor Retained Annuity Trust, and J.P. Morgan Trust Company of Delaware, as Trustee of the Li Children’s 2006 Irrevocable Trust and J.P. Morgan Trust Company of Delaware, as Trustee of the NGM Family 2006 Irrevocable Trust, and “Founder Trust” means any one of them.

“Founders” means Li Ge, Liu Xiaozhong, Lin Tao, Zhang Zhaohui and Ning Zhao, and “Founder” means any one of them.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“GAP Coinvestments III” has the meaning set forth in the recitals to this Agreement.

“GAP Coinvestments IV” has the meaning set forth in the recitals to this Agreement.

“GAP Coinvestments CDA” has the meaning set forth in the recitals to this Agreement.

“GAP LP” has the meaning set forth in the recitals to this Agreement.

“GAP-W” has the meaning set forth in the recitals to this Agreement.

“GapStar” has the meaning set forth in the recitals to this Agreement.

“General Atlantic” has the meaning set forth in the recitals to this Agreement.

“General Atlantic Shareholders” means GAP LP, GAP-W, GapStar, GAP Coinvestments III, GAP Coinvestments IV, GAP Coinvestments CDA and GmbH Coinvestment, any Subsequent Purchaser that is an Affiliate of General Atlantic, and any Affiliate thereof to whom Registrable Securities are transferred, subject to Section 11(f) of this Agreement other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act (or any successor rule thereto).

“GmbH Coinvestment” has the meaning set forth in the preamble to this Agreement.

“Holders’ Counsel” has the meaning set forth in Section 7(a)(i) of this Agreement.

“Incidental Registration” has the meaning set forth in Section 4(a) of this Agreement.

“Indemnified Party” has the meaning set forth in Section 8(c) of this Agreement.

“Indemnifying Party” has the meaning set forth in Section 8(c) of this Agreement.

“Initial Public Offering” means an underwritten initial public offering of the Ordinary Shares or ADSs of the Company pursuant to an effective Registration Statement filed under the Securities Act on a Recognized Share Exchange (as defined in the M&AA).

“Initiating Holders” has the meaning set forth in Section 3(a) of this Agreement.

“Inspector” has the meaning set forth in Section 7(a)(vii) of this Agreement.

“IPO Effectiveness Date” means the date upon which the Company closes its Initial Public Offering.

“Joint Venture Agreement” means the Amended and Restated Joint Venture Agreement, dated February 9, 2007, among the Sub, the Purchasers and the other shareholders of the Sub named therein, as assumed by the Company pursuant to the Assumption Agreement.

“JP Morgan” means J. P. Morgan Securities Ltd., a company incorporated with limited liability under the laws of England and Wales.

“Liability” has the meaning set forth in Section 8(a) of this Agreement.

“Market Price” means, on any date of determination, the average of the daily Closing Price of the Registrable Securities for the immediately preceding ten (10) days on which the relevant securities exchanges or trading systems are open for trading.

“M&AA” means the memorandum and articles of association of the Company, as the same may be amended from time to time.

“NASD” means the National Association of Securities Dealers, Inc.

“TianDi Shareholders” means TianDi Growth Capital L.P., any Subsequent Purchaser that is an Affiliate of TianDi Growth Capital L.P. and any Affiliate thereof to whom Registrable Securities are transferred, subject to Section 11(f) of this Agreement, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act (or any successor rule thereto).

“Notes” has the meaning set forth in the recitals to this Agreement.

“Ordinary Share Equivalent” means any security or obligation that is by its terms, directly or indirectly, convertible, exchangeable or exercisable into or for Ordinary Shares, including, without limitation, the Preferred Shares, and any option, warrant or other subscription or purchase right with respect to Ordinary Shares or any Ordinary Share Equivalent.

“Ordinary Shares” means the Ordinary Shares, par value US$1.00 per share, of the Company or any other share capital of the Company into which such stock is reclassified or reconstituted and any other ordinary shares of the Company.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Preferred Shares” means the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares.

“Records” has the meaning set forth in Section 7(a)(vii) of this Agreement.

“Registrable Securities” means, subject to Section 2(b) hereof, each of the following: (a) any and all Ordinary Shares issued or issuable upon conversion of the Preferred Shares, (b) any and all Ordinary Shares issued or issuable upon conversion of the Notes, (c) any other Ordinary Shares acquired or owned by any of the Designated Holders prior to the IPO Effectiveness Date, or acquired or owned by any of the Designated Holders after the IPO Effectiveness Date if such Designated Holder is an Affiliate of the Company and (d) any Ordinary Shares issued or issuable to any of the Designated Holders with respect to the Registrable Securities by way of share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any Ordinary Shares or voting ordinary shares issuable upon conversion, exercise or exchange thereof.

“Registration Expenses” has the meaning set forth in Section 7(d) of this Agreement.

“Registration Statement” means a Registration Statement filed pursuant to the Securities Act, including an Automatic Shelf Registration Statement.

“Rexbury” means Rexbury Limited, a company incorporated in Hong Kong and having its registered address at 35F Cheung Kong Center, 2 Queen’s Rd, Central Hong Kong, any Subsequent Purchaser that is an Affiliate of Rexbury Limited and any Affiliate thereof to whom Registrable Securities are transferred, subject to Section 11(f) of this Agreement other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act (or any successor rule thereto).

“Rule 144” means Rule 144 under the Securities Act.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Series A Preferred Shares” means the Series A Preferred Shares, par value US$0.01 per share, of the Company.

“Series B Preferred Shares” means the Series B Preferred Shares, par value US$0.01 per share, of the Company.

“Series C Preferred Shares” has the meaning set forth in the recitals to this Agreement.

“Subscription Agreement” has the meaning set forth in the recitals to this Agreement.

“Subsequent Purchaser” means any Affiliate of a Designated Holder that, after the date hereof, acquires any Ordinary Shares, Preferred Shares or Ordinary Share Equivalents.

“UOB Shareholders” means UOB Hermes Asia Technology Fund, UOB JAIC Venture Bio Investments Limited, UOB Venture Technology Investments Ltd., any Subsequent Purchaser that is an Affiliate of UOB Hermes Asia Technology Fund, UOB JAIC Venture Bio Investments Limited or UOB Venture Technology Investments Ltd. and any Affiliate thereof to whom Registrable Securities are transferred, subject to Section 11(f) of this Agreement, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act (or any successor rule thereto).

“Valid Business Reason” has the meaning set forth in Section 3(a) of this Agreement.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act.

2. General; Securities Subject to this Agreement.

(a) Grant of Rights. The Company hereby grants registration rights to the Designated Holders upon the terms and conditions set forth in this Agreement.

(b) Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities, when: (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement; (ii) the entire amount of the Registrable Securities owned by a Designated Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Designated Holder, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144(k) (or any successor provision then in effect) under the Securities Act; or (iii) the Registrable Securities are proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement.

3. Demand Registration.

(a) Request for Demand Registration. At any time commencing one hundred and eighty (180) days after the IPO Effectiveness Date, each of the Designated Holders (each, an “Initiating Holder”), may make a written request to the Company to register, and the Company shall register, under the Securities Act (other than pursuant to a Registration Statement on Form F-4, S-4 or S-8 or any successor thereto) (a “Demand Registration”), the number of Registrable Securities stated in such request; provided, however, that the Company shall not be obligated to effect:

(i) more than two such Demand Registrations for the General Atlantic Shareholders as a group, more than two such Demand Registrations for the Fidelity Shareholders as a group, more than one such Demand Registration for the TianDi Shareholders as a group, more than two such Demand Registrations for the UOB Shareholders as a group, more than two such Demand Registrations for the Founder Group and more than two such Demand Registrations for Rexbury;

(ii) a Demand Registration if the Initiating Holder propose to sell its Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Registration Statement with respect to such Registrable Securities) to the public of less than US$20,000,000;

(iii) a Demand Registration in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iv) a Demand Registration if the Initiating Holder(s) may dispose of shares of Registrable Securities pursuant to a Registration Statement on Form F-3 pursuant to a request made under Section 5 hereof;

(v) a Demand Registration in any jurisdiction other than the jurisdiction(s) in which the Company has already effected a registered public offering of its equity securities;

(vi) a Demand Registration during the period ending on the date six (6) months immediately following the effective date of any Registration Statement pertaining to Ordinary Shares or ADSs (other than a Registration Statement pertaining to a transaction under Rule 145 promulgated under the Securities Act (“Rule 145”) (including Form S-4 or F-4 or any successor thereto) or with respect to an employee benefit plan (including Form S-8 or any successor thereto)); or

(vii) a Demand Registration if the Company, within ten (10) days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a Registration Statement with the Commission within sixty (60) days of receipt of such request (other than with respect to a Registration Statement pertaining to a Rule 145 transaction (including Form S-4 or F-4 or any successor thereto), with respect to an employee benefit plan (including Form S-8 or any successor thereto) or any other registration which is not appropriate for the registration of Registrable Securities).

For purposes of the preceding sentence, two or more Registration Statements filed in response to one demand shall be counted as one Demand Registration. If the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would (i) be seriously detrimental to the Company or (ii) require the disclosure of important confidential information that the Company has a material business purpose for preserving as confidential or the disclosure of which would materially impede the Company’s ability to consummate a significant transaction (a “Valid Business Reason”), then the Company may (i) postpone filing a Registration Statement relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than one hundred and twenty (120) days; and (ii) in case a Registration Statement has been filed relating to a Demand Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement. The Company shall give written notice to the Initiating Holders of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing under this Section 3(a) more than once in any twelve (12) month period. Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

(b) Effective Demand Registration. Subject to the postponement provisions in Section 3(a), the Company shall use its reasonable best efforts to cause any such Demand Registration to become and remain effective not later than ninety (90) days after it receives a request under Section 3(a) hereof. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold, (ii) ninety (90) days and (iii) the date on which all of the Registrable Securities registered under the Registration Statement are eligible for sale pursuant to Rule 144(k) (or any successor provision); provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Initiating Holder(s) and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holder(s).

(c) Expenses. The Company shall pay all Registration Expenses in connection with a Demand Registration.

(d) Underwriting Procedures. If the Company or the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders so elect, the Company shall use its commercially reasonable efforts to cause such Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(e). If the Approved Underwriter advises the Company that the aggregate amount of Registrable Securities requested to be included in such offering exceeds the number that can be reasonably sold in such offering, then the Company shall include in such registration only the aggregate amount of Registrable Securities that the Approved Underwriter believes may reasonably be sold and shall reduce the amount of Registrable Securities to be included in such registration, first as to the Company, second as to the Designated Holders (who are not Initiating Holders and who requested to participate in such registration pursuant to Section 4 hereof) as a group, if any, pro rata based on the number of Registrable Securities then owned by each such Designated Holder and third as to the Initiating Holders as a group, pro rata based on the number of Registrable Securities then owned by each such Initiating Holder.

(e) Selection of Underwriters. If any Demand Registration or F-3 Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Company shall use its reasonable best efforts to select and obtain an investment banking firm of international reputation to act as the managing underwriter of the offering (the “Approved Underwriter”); provided, however, that the Approved Underwriter shall, in any case, also be reasonably acceptable to the Initiating Holders or F-3 Initiating Holders, as the case may be.

4. Incidental or “Piggy-Back” Registration.

(a) Request for Incidental Registration. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering (i) by the Company for its own account (other than a Registration Statement on Form F-4, S-4 or S-8 or any successor thereto) or (ii) for the account of any shareholder of the Company (including without limitation an Initiating Holder pursuant to Section 3, but excluding for the account of an F-3 Initiating Holder, which shall be governed exclusively by Section 5) (in each case, an “Incidental Registration”), then the Company shall give written notice of such proposed filing to each of the Designated Holders at least fifteen (15) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request (a “Notice of Incidental Registration”). Upon the written request of any Designated Holder made within fifteen (15) days after receipt of a Notice of Incidental Registration (which request shall specify the Registrable Securities intended to be disposed of by such Designated Holder), the Company shall use its commercially reasonable efforts to permit or, in the case of a proposed underwritten offering, cause the managing underwriter or underwriters (the “Company Underwriter”) to permit each of the Designated Holders who have requested in writing to participate in the Incidental Registration to include its or his Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the account of such other shareholder, as the case may be, included therein. In connection with any Incidental Registration under this Section 4(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the

Company, such other shareholders, if any, and the Company Underwriter, and then only in such quantity as the Company Underwriter believes will not jeopardize the success of the offering by the Company. In the case of an offering by the Company for its own account or for the account of any shareholder of the Company (other than for an Initiating Holder in connection with a Demand Registration pursuant to Section 3 or an F-3 Initiating Holder in connection with a F-3 Registration pursuant to Section 5), if the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included would exceed the number that can be reasonably sold in such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be reasonably sold, first, all of the securities to be offered for the account of the Company; second, the Registrable Securities to be offered for the account of the Designated Holders pursuant to this Section 4, pro rata based on the number of Registrable Securities owned by each such Designated Holder; and third, any other securities requested to be included in such offering; and any securities so excluded shall be withdrawn from and shall not be included in the Incidental Registration. For the avoidance of doubt and notwithstanding anything to the contrary set forth in this Section 4(a), (i) in the case of a Demand Registration pursuant to Section 3, to the extent that there is any cutback in the number of shares sold in such offering, such cutback shall be governed by Section 3(d) and (ii) in the case of a F-3 Registration pursuant to Section 5, to the extent that there is any cutback in the number of shares sold in such offering, such cutback shall be governed by Section 5(b).

(b) Expenses. The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Section 4.

5. Form F-3 Registration.

(a) Request for a Form F-3 Registration. As long as the Company is eligible to use Form F-3 (or any successor form thereto) under the Securities Act in connection with a public offering of its securities, subject to Section 5(c) hereof, in the event that the Company shall receive from any of the General Atlantic Shareholders, the Fidelity Shareholders, the TianDi Shareholders or the UOB Shareholders, (each, an “F-3 Initiating Holders”), a written request that the Company register, under the Securities Act on Form F-3 (or any successor form then in effect) (an “F-3 Registration”), all or a portion of the Registrable Securities owned by such F-3 Initiating Holders, the Company shall give written notice of such request to all of the Designated Holders (other than F-3 Initiating Holders which have requested an F-3 Registration under this Section 5(a)) at least ten (10) days before the anticipated filing date of such Form F-3, and such notice shall describe the proposed registration and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request in writing to the Company, given within ten (10) days after their receipt from the Company of the written notice of such registration. If requested by the F-3 Initiating Holders, such F-3 Registration shall be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act and/or (ii) if the Company is a Well-Known Seasoned Issuer, such F-3 Registration shall be on an Automatic Shelf Registration Statement. With respect to each F-3 Registration, the Company shall, subject to Section 5(b), (i) include in such offering the Registrable Securities of the F-3 Initiating Holders and (ii) use its reasonable best efforts to (x) cause such registration pursuant to this Section 5(a) to become and remain effective as soon as practicable, but in any event not later than forty five (45) days (or, in the case of an Automatic Shelf Registration Statement, fifteen (15) Business Days) after it receives a request therefor and (y) include in such offering the Registrable Securities of the Designated Holders (other than F-3 Initiating Holders which have requested an F-3 Registration under this Section 5(a)) who have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the F-3 Initiating Holders included therein.

(b) Form F-3 Underwriting Procedures. If the F-3 Initiating Holders holding a majority of the Registrable Securities held by all of the F-3 Initiating Holders so elect, the Company shall use its commercially reasonable efforts to cause such F-3 Registration pursuant to this Section 5 to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(d). In connection with any F-3 Registration under Section 5(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, the Approved Underwriter and the F-3 Initiating Holders, and then only in such quantity as such underwriter believes do not exceed the number that can be reasonably sold in such offering by the F-3 Initiating Holders. If the Approved Underwriter believes that the registration of all or part of the Registrable Securities which the F-3 Initiating Holders and the other Designated Holders have requested to be included would exceed the number that can be reasonably sold in such public offering, then the Company shall be required to include in the underwritten offering, to the extent of the amount that the Approved Underwriter believes may reasonably be sold, first, all of the Registrable Securities to be offered for the account of the F-3 Initiating Holders, pro rata based on the number of Registrable Securities owned by such F-3 Initiating Holders; second, the Registrable Securities to be offered for the account of the other Designated Holders who requested inclusion of their Registrable Securities pursuant to Section 5(a), pro rata based on the number of Registrable Securities owned by such Designated Holders; and third, any other securities requested to be included in such offering; and any securities so excluded shall be withdrawn from and shall not be included in the F-3 Registration.

(c) Limitations on Form F-3 Registrations. If the Board of Directors has a Valid Business Reason, the Company may (i) postpone filing a Registration Statement relating to a F-3 Registration until such Valid Business Reason no longer exists, but in no event for more than one hundred and twenty (120) days, and (ii) in case a Registration Statement has been filed relating to a F-3 Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Board of Directors, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement. The Company shall give written notice to the F-3 Initiating Holders of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing due to a Valid Business Reason more than once in any twelve (12) month period. In addition, the Company shall not be required to effect any registration pursuant to Section 5(a):

(i) within one hundred thirty five (135) days after the effective date of any other Registration Statement of the Company (other than with respect to a Registration Statement relating to a Rule 145 transaction (including S-4 or F-4 or any successor thereto) or an employee benefit plan (including Form S-8 or any successor thereto));

(ii) if within the twelve (12) month period preceding the date of such request, the Company has effected two (2) registrations on Form F-3 pursuant to Section 5(a);

(iii) if Form F-3 is not available for such offering by the F-3 Initiating Holders;

(iv) more than three F-3 Registrations for each of the General Atlantic Shareholders as a group, the Fidelity Shareholders as a group, the TianDi Shareholders as a group and the UOB Shareholders as a group;

(v) if the F-3 Initiating Holders, together with the Designated Holders registering Registrable Securities in such registration, propose to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of the request by the F-3 Initiating Holders for the F-3 Registration) to the public of less than US$20,000,000;

(vi) if the Company, within ten (10) days of the receipt of the request of the F-3 Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within sixty (60) days of receipt of such request (other than with respect to a Registration Statement relating to a Rule 145 transaction (including Form S-8 or any successor thereto), an employee benefit plan (including S-4 or F-4 or any successor thereto) or any other registration which is not appropriate for the registration of Registrable Securities); or

(vii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(d) Expenses. The Company shall bear all Registration Expenses in connection with any F-3 Registration pursuant to this Section 5.

(e) Automatic Shelf Registration. Upon the Company becoming a Well-Known Seasoned Issuer, the Company shall give written notice to all of the Designated Holders as promptly as practicable but in no event later than 10 Business Days thereafter, and such notice shall describe, in reasonable detail, the basis on which the Company has become a Well-Known Seasoned Issuer. At any time after the filing of an Automatic Shelf Registration Statement by the Company, if it is reasonably likely that it will no longer be a Well-Known Seasoned Issuer as of a future determination date (the “Determination Date”), at least 10 days prior to such Determination Date, the Company shall give written notice thereof to all of the Designated Holders as promptly as practicable.

(f) No Demand Registration. No registration requested by any F-3 Initiating Holder pursuant to this Section 5 shall be deemed a Demand Registration pursuant to Section 3.

6. Holdback Agreements.

(a) Restrictions on Public Sale by Designated Holders. In the event of the Initial Public Offering, to the extent (i) requested by the Company’s managing underwriter of its Initial Public Offering and (ii) all of the Company’s officers, directors and holders in excess of one percent (1%) of its outstanding voting share capital execute agreements identical to those referred to in this Section 6(a), each Designated Holder agrees (x) not to effect any sale or distribution of any equity securities of the Company or of any securities convertible into or exchangeable or exercisable for equity securities of the Company, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase, enter into any hedging or similar transaction with the same economic effect as a sale or otherwise dispose of any equity securities of the Company and (y) not to make any request for a Demand Registration or F-3 Registration under this Agreement, during the 180 day period or such shorter period, if any, mutually agreed upon by such Designated Holder and the requesting party beginning on the effective date of the Registration Statement (except as part of such registration) for such Initial Public Offering. No Designated Holder of Registrable Securities subject to this Section 6(a) shall be released from any obligation under any agreement, arrangement or understanding entered into pursuant to this Section 6(a) unless all other Designated Holders of Registrable Securities subject to the same obligation are also released. Notwithstanding the foregoing, during such restricted period, the Founder Trusts may transfer equity securities of the Company from such Founders Trusts back to their respective grantors in order to repay any annuity in connection therewith.

(b) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form F-4, S-4 or S-8 or any successor thereto), during the period beginning on the effective date of any Registration Statement in which the Designated Holders of Registrable Securities are participating and ending on the earlier of (i) the date on which all Registrable Securities registered on such Registration Statement are sold and (ii) thirty (30) days after the effective date of such Registration Statement (except as part of such registration).

7. Registration Procedures.

(a) Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Section 3, Section 4 or Section 5 of this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

(i) prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and use its best efforts to cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, or before using any Free Writing Prospectus, the Company shall provide counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration (“Holders’ Counsel”) with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) and each Free Writing Prospectus to be filed with the Commission, subject to such documents being under the Company’s control, and (y) the Company shall notify the Holders’ Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and take all action required to prevent the entry of such stop order or to remove it if entered;

(ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus and each Free Writing Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) one hundred twenty (120) days, (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold and (z) such shorter period which will terminate when all of the Registrable Securities registered under the Registration Statement are eligible for sale pursuant to Rule 144(k) in a single sale in the written opinion of counsel for the Company in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale; provided, that if the F-3 Initiating Holders have requested that an F-3 Registration be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act, then the Company shall keep such Registration Statement effective until the lesser of (x) one hundred eighty (180) days, (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold and (z) such shorter period which will terminate when all of the Registrable Securities registered under the F-3 Registration are eligible for sale pursuant to Rule 144(k) in a single sale in the written opinion of counsel for the Company in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale; and shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus), any prospectus filed under Rule 424 under the Securities Act and any Free Writing Prospectus as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv) register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any Registration Statement is required to remain effective in accordance with Section 7(a)(ii) above, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

(v) notify each seller of Registrable Securities at any time when a prospectus or Free Writing Prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement or such Free Writing Prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and in the event of such notice, the Company shall promptly prepare a supplement or amendment to such prospectus or Free Writing Prospectus, as the case may be, and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus or Free Writing Prospectus, as the case may be, as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus or Free Writing Prospectus, as the case may be, shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vi) enter into and perform customary agreements (including an underwriting agreement in reasonable and customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Section 3, Section 4 or

Section 5, as the case may be, provided that each Designated Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

(vii) make available at times and places reasonably acceptable to the Company for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders’ Counsel and, in each case that is reasonably acceptable to the Company, any attorney, accountant or other advisor retained by any such seller or any managing underwriter (each, an “Inspector” and collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement. Records and other information that the Company determines, in good faith, to be confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(viii) if such sale is pursuant to an underwritten offering, obtain “cold comfort” letters dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as Holders’ Counsel or the managing underwriter reasonably requests;

(ix) furnish, at the request of the Designated Holders participating in the registration, on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

(x) with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the Designated Holders of the Registrable Securities covered by such registration statement, which Free Writing Prospectuses or other materials shall be subject to the review of Holders’ Counsel;

(xi) as expeditiously as possible and within the deadlines specified by the Securities Act, make all required filings of all prospectuses and Free Writing Prospectuses with the Commission;

(xii) as expeditiously as possible and within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or prospectus used under this Agreement (and any offering covered thereby);

(xiii) comply with all applicable rules and regulations of the Commission;

(xiv) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed; provided that the applicable listing requirements are satisfied;

(xv) keep Holders’ Counsel advised in writing as to the initiation and progress of any registration under Section 3, Section 4 or Section 5 hereunder;

(xvi) cooperate with each seller of Registrable Securities and any underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the relevant securities exchange or the NASD; and

(xvii) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

(b) Seller Information.

(i) It shall be a condition precedent to the obligations of the Company to register the Registrable Securities of any Designated Holder that such Designated Holder shall furnish to the Company such information regarding such Designated Holder or Designated Holders, the number of Registrable Securities held by them and the manner of distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

(ii) In connection with any offering under any Registration Statement under this Agreement, each Designated Holder shall not use any Free Writing Prospectus without the prior written consent of the Company.

(c) Notice to Discontinue. Each Designated Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(a)(v), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder’s receipt of the copies of the supplemented or amended prospectus or Free Writing Prospectus contemplated by Section 7(a)(v) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Designated Holder’s possession, of the prospectus or Free Writing Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, then the Company shall use it reasonable best efforts to extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 7(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7(a)(v) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus or Free Writing Prospectus contemplated by and meeting the requirements of Section 7(a)(v).

(d) Registration Expenses. The Company shall pay all reasonable expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation: (i) Commission, securities exchange and NASD registration and filing fees; (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement); (iii) all printing, messenger and delivery expenses; (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification) and the reasonable legal fees, charges and expenses of one counsel incurred, in the case of a Demand Registration or an F-3 Registration, by all Initiating Holders or all F-3 Initiating Holders, as the case may be, not to exceed $25,000; (v) all fees of the depositary of the Company in connection with the deposit by any Designated Holder of their Ordinary Shares in exchange for ADSs; and (vi) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration or piggy-back registration thereon, Incidental Registration or F-3 Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective. All of the expenses described in the preceding sentence of this Section 7(d) are referred to herein as “Registration Expenses”; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3 or Section 5 if the registration request is subsequently withdrawn at the request of the Initiating Holder(s) or the F-3 Initiating

Holder(s), as the case may be, in which case the Initiating Holder(s) or F-3 Initiating Holder(s) shall either bear such expenses pro rata on the basis of the number of their Registrable Securities proposed to be so registered or forfeit one Demand Registration right or one F-3 Registration right); provided, further, however, that notwithstanding the foregoing, if the Demand Registration or F-3 Registration as the case may be, is withdrawn at the request of the Initiating Holder(s) or the F-3 Initiating Holder(s), as the case may be, having learned of a material adverse change in the condition or business of the Company from that known to the holders at the time of their request, then the holders shall not be required to pay any of such expenses if the Initiating Holder(s) or F-3 Initiating Holder(s) have withdrawn such request with reasonable promptness following their learning of such material adverse change in the condition or business of the Company. The Designated Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker’s and sales commission or underwriter’s discount or commission relating to registration and sale of such Designated Holders’ Registrable Securities.

8. Indemnification; Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Designated Holder, its partners, directors, officers, affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or otherwise included in the Disclosure Package or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, Free Writing Prospectus, preliminary prospectus or final prospectus or otherwise included in the Disclosure Package, in reliance and in conformity with information concerning such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Section 8(b). The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

(b) Indemnification by Designated Holders. In connection with any Registration Statement in which a Designated Holder is participating pursuant to Section 3, Section 4 or Section 5 hereof, each such Designated Holder shall promptly furnish to the Company in writing such information with respect to such Designated Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement prospectus or Free Writing Prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Designated Holder necessary in order to make the statements therein not misleading. Each Designated Holder agrees to indemnify and hold harmless the Company, any underwriter retained by the Company and each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use in such Registration Statement prospectus or Free Writing Prospectus, or otherwise included in the Disclosure Package, including, without limitation, the information furnished to the Company pursuant to this Section 8(b); provided, however, that the total amount to be indemnified by such Designated Holder pursuant to this Section 8(b) shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Holder in the offering to which the Registration Statement, prospectus or Free Writing Prospectus (or Disclosure Package otherwise) relates, provided, however, that such limitation shall not apply in the case of willful fraud by such Designated Holder.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) promptly after the Indemnified Party has actual knowledge of any action, suit, proceeding or investigation or threat thereof for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall have the option to assume the defense of such action or any litigation resulting therefrom at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

(d) Contribution. If the indemnification provided for in this Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(a), 8(b) and 8(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided that the total amount to be contributed by such Designated Holder shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Holder in the offering.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

9. Additional Covenants.

(a) Rule 144. The Company covenants that from and after the IPO Effectiveness Date or an Exchange Act Registration it shall use its best efforts to (i) file any reports required to be filed by it under the Exchange Act and (ii) take such further action as each Designated Holder may reasonably request (including, without limitation, providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 under the Securities Act, as such rule may be amended from time to time, or Regulation S under the Securities Act, or (y) any successor rules or regulations hereafter adopted by the Commission to such rules or regulations. The Company shall, upon the request of any Designated Holder, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

(b) ADSs. In the event that the Company pursues an offering or listing of ADSs in the United States, the Company will use its best efforts to file a Registration Statement on Form F-6 which registers a number of ADSs that is sufficient to allow the Designated Holders to exercise their rights under, and sell their Registrable Securities in the United States in the manner contemplated by, Sections 3, 4 and 5 of this Agreement.

10. Non-U.S. Listings.

In the event that the Ordinary Shares are listed on any securities exchange outside the United States, the Company shall (a) use all reasonable and diligent efforts to cause all Registrable Securities to be approved for listing and freely tradeable on such stock exchange, subject to any lock-ups required pursuant to the rules and regulations of the relevant exchange or applicable securities law and (b) furnish to the Designated Holders such number of copies of prospectuses, Free Writing Prospectuses and such other documents as they may reasonably request to facilitate the disposition of Registrable Securities by the Designated Holders on such exchange.

11. Miscellaneous.

(a) Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Ordinary Shares, (ii) any and all voting shares of the Company into which the Ordinary Shares are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Ordinary Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

(b) No Inconsistent Agreements. The Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Designated Holders herein. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement, except that the Company may grant the registration rights held by the Designated Holders to any Subsequent Purchaser.

(c) Remedies. The Designated Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

(d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company and (ii) a majority in interest of each of (a) the General Atlantic Shareholders, (b) the TianDi Shareholders, (c) the UOB Shareholders, (d) the Founder Group, (e) the Fidelity Shareholders and (f) Rexbury. Any such written consent shall be binding upon the Company and all of the Designated Holders. Notwithstanding the first sentence of this Section 11(d), the Company, without the consent of any other party hereto, may amend this Agreement to add any Subsequent Purchaser as a party to this Agreement as a Designated Holder.

(e) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:

(i)	if to the Company:

Wuxi PharmaTech (Cayman) Inc.

No.1 Building, # 288 FuTe Zhong Lu

Waigaoqiao Free Trade Zone

Shanghai, 200131, PRC

Facsimile: (86-21) 5046-3718

Attention: Dr. Li Ge

with a copy to:

O’ Melveny & Myers LLP

Plaza 66, 37th Floor, 1266 Nanjing

Road West

Shanghai, 200040, PRC

Facsimile: (86-21) 2307-7300

Attention: Kurt Berney

(ii)	if to any of the General Atlantic Shareholders, Fidelity Shareholders, the TianDi Shareholders, the UOB Shareholders, the Founder Group, Rexbury or JP Morgan, at its address as it appears on the record books of the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if sent by facsimile. Any party may by notice given in accordance with this Section 11(e) designate another address or Person for receipt of notices hereunder.

(f) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure, as hereinafter provided, to the benefit of and be binding upon the successors and permitted assigns of the parties hereto who execute the joinder agreement in the form attached as Schedule 2 hereto. The Demand Registration rights and the F-3 Registration rights and related rights of the Designated Holders contained in Sections 3 and 5 hereof, shall be (i) with respect to any Registrable Security that is proposed to be transferred to an Affiliate of such Designated Holder, transferred to such Affiliate with written notice to the Company prior to or promptly after such transfer and (ii) with respect to any Registrable Security that is proposed to be transferred in all cases to a non-Affiliate, transferred only with the prior written consent of the Company, which consent shall not be unreasonably withheld. The incidental or “piggy-back” registration rights of the Designated Holders contained in Section 4 hereof and the other rights of each of the Designated Holders with respect thereto shall be, with respect to any Registrable Security, automatically transferred to any Person who is the transferee of such Registrable Security, but only if transferred in compliance with the Joint Venture Agreement. All of the obligations of the Company hereunder shall survive any such transfer. Except as provided in Section 8, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of a signature page of this Agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT

REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement or the affairs of the Company. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(j) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(j).

(k) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

(l) Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

(m) Entire Agreement; Termination of Original Reg Rights Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein. The Sub and the undersigned parties who are the holders in interest of a sufficient number of Registrable Securities to terminate the Original Reg Rights Agreement, hereby agree to terminate terminate the Original Reg Rights Agreement in its entirety. Such termination shall be effective for all purposes as of the date hereof. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

(n) Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(o) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Subscription Agreement or the Joint Venture Agreement.

(p) Termination. The rights to cause the Company to register securities granted to a Designated Holder under Sections 3, 4 and 5 shall expire seven (7) years following the consummation of an Initial Public Offering.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

WUXI PHARMATECH (CAYMAN) INC.

/s/ Ge Li
Name:	Ge Li
Title:	Director

WUXI PHARMATECH (BVI) INC.

/s/ Ge Li
Name:	Ge Li
Title:	Chief Executive Office

GENERAL ATLANTIC PARTNERS (BERMUDA), L.P.

By:	GAP (BERMUDA) LIMITED, its General Partner

/s/ Matthew Nimetz
Name:	Matthew Nimetz
Title:	Vice President

GAP-W INTERNATIONAL, LLC

/s/ Matthew Nimetz
Name:	Matthew Nimetz
Title:	Vice President

GAPSTAR, LLC

By:	GENERAL ATLANTIC LLC, its Sole Member

/s/ Matthew Nimetz
Name:	Matthew Nimetz
Title:	Managing Director

GAP COINVESTMENTS III, LLC

/s/ Matthew Nimetz
Name:	Matthew Nimetz
Title:	A Managing Member

GAP COINVESTMENTS IV, LLC

/s/ Matthew Nimetz
Name:	Matthew Nimetz
Title:	A Managing Member

GAP COINVESTMENTS CDA, L.P.

By:	GENERAL ATLANTIC LLC, its General Partner

/s/ Matthew Nimetz
Name:	Matthew Nimetz
Title:	Managing Director

GAPCO GMBH & CO. KG

By:	GAPCO MANAGEMENT GMBH, its General Partner

/s/ Matthew Nimetz
Name:	Matthew Nimetz
Title:	Managing Director

FIDELITY ASIA VENTURES FUND L.P.

By:	Fidelity Asia Partners, L.P., its General Partner

By:	FIL Asia Ventures Limited, its General Partner

/s/ Allan Pelvang
Name:	Allan Pelvang
Title:	Director

FIDELITY ASIA PRINCIPALS FUND L.P.

By:	Fidelity Asia Partners, L.P., its General Partner

By:	FIL Asia Ventures Limited, its General Partner

/s/ Allan Pelvang
Name:	Allan Pelvang
Title:	Director

FIDELITY GREATER CHINA VENTURES FUND L.P.

By:	FIL Greater China Ltd., its General Partner

/s/ Ben Gufford
Name:	Ben Gufford
Title:	Director

UOB HERMES ASIA TECHNOLOGY FUND

By:	UOB Venture Management Pte Ltd, its investment manager

/s/ Kian-Wee Seah
Name:	Kian-Wee Seah
Title:	Managing Director

UOB JAIC VENTURE BIO INVESTMENTS LTD

By:	UOB Bioventures Management Pte Ltd, its investment manager

/s/ Kian-Wee Seah
Name:	Kian-Wee Seah
Title:	Executive Director

UOB VENTURE TECHNOLOGY INVESTMENTS LTD

By:	UOB Venture Management Pte Ltd, its investment manager

/s/ Kian-Wee Seah
Name:	Kian-Wee Seah
Title:	Managing Director

TIANDI GROWTH CAPITAL L.P.

/s/ Oliver D. Curme
Name:	Oliver D. Curme
Title:	Managing Partner

DR. LI GE

/s/ Ge Li
Name:	Ge Li

LIU XIAOZHONG

/s/ Xiaozhong Liu
Name:	Xiaozhong Liu

LIN TAO

/s/ Tao Lin
Name:	Tao Lin

ZHANG ZHAOHUI

/s/ Zhaohui Zhang
Name:	Zhaohui Zhang

DR. NING ZHAO

/s/ Ning Zhao
Name:	Ning Zhao

I-INVEST WORLD LTD.

/s/ Xiaozhong Liu
Name:	Xiaozhong Liu
Title:	Director

ASSETVALUE LTD.

/s/ Tao Lin
Name:	Tao Lin
Title:	Director

I-GROWTH LTD.

/s/ Zhaohui Zhang
Name:	Zhaohui Zhang
Title:	Director

J.P. MORGAN TRUST COMPANY OF DELAWARE, AS TRUSTEE OF THE GE LI 2006 GRANTOR RETAINED ANNUITY TRUST

/s/ Michael B. Yulsman
Name:	Michael B. Yulsman
Title:	Vice President

J.P. MORGAN TRUST COMPANY OF DELAWARE, AS TRUSTEE OF THE NING ZHAO 2006 GRANTOR RETAINED ANNUITY TRUST

/s/ Michael B. Yulsman
Name:	Michael B. Yulsman
Title:	Vice President

J. P. MORGAN SECURITIES LTD.

/s/ Simon D. Ulcickas
Name:	Simon D. Ulcickas
Title:	Executive Director

Schedule 1

UOB Hermes Asia Technology Fund	c/o UOB Venture Management Pte Ltd 80 Raffles Place #30-20 UOB Plaza 2 Singapore 048624 Telephone: (65) 6539 3593/6539 3044 Fax: (65) 6538-2569 E-mail: Jean.ThohJH@UOBgroup.com

UOB JAIC Venture Bio Investments Limited	c/o UOB Bioventures Management Pte Ltd 80 Raffles Place #30-20 UOB Plaza 2 Singapore 048624 Telephone: (65) 6539 3593/6539 3044 Fax: (65) 6538-2569 E-mail: Jean.ThohJH@UOBgroup.com

UOB Venture Technology Investments Ltd	c/o UOB Venture Management Pte Ltd 80 Raffles Place #30-20 UOB Plaza 2 Singapore 048624 Telephone: (65) 6539 3593/6539 3044 Fax: (65) 6538-2569 E-mail: Jean.ThohJH@UOBgroup.com

The Fidelity Greater China Venture Fund L.P.	17/F, One International Finance Center 1 Harbour View Street, Central Hong Kong Telephone: (852) 2629 2833 Fax: (852) 2509 0371 E-mail: daniel.auerbach@fidelity.com/ norman.chen@fidelity.com

Fidelity Asia Ventures Fund LP	17/F, One International Finance Center 1 Harbour View Street, Central Hong Kong Telephone: (852) 2629 2833 Fax: (852) 2509 0371 E-mail: daniel.auerbach@fidelity.com/ norman.chen@fidelity.com

Fidelity Asia Principals Fund LP	17/F, One International Finance Center 1 Harbour View Street, Central Hong Kong Telephone: (852) 2629 2833 Fax: (852) 2509 0371 E-mail: daniel.auerbach@fidelity.com/ norman.chen@fidelity.com

TianDi Growth Capital L.P.	930 Winter Street, Suite 2500 Waltham, MA 02451, USATelephone: (1- 617) 817 3610 Fax: (1-781) 634 0202 E-mail: simin@tiandigrowth.com

General Atlantic Partners (Bermuda), L.P.	Clarendon House Church Street Hamilton HM 11, Bermuda Fax: (441) 299-4988 Email: Drosenstein@generalatlantic.com Attention: David A. Rosenstein Carolyn Rego

GAP-W International, LLC	Clarendon House Church Street Hamilton HM 11, Bermuda Fax: (441) 299-4988 Email: Drosenstein@generalatlantic.com Attention: David A. Rosenstein Carolyn Rego

GapStar, LLC	c/o General Atlantic Service Company, LLC 3 Pickwick Plaza Greenwich, CT 06830 USA Fax: (203) 302-3044 Email: Drosenstein@generalatlantic.com Attention: David A. Rosenstein

GAP Coinvestments III, LLC	c/o General Atlantic Service Company, LLC 3 Pickwick Plaza Greenwich, CT 06830 USA Fax: (203) 302-3044 Email: Drosenstein@generalatlantic.com Attention: David A. Rosenstein

GAP Coinvestments IV, LLC	c/o General Atlantic Service Company, LLC 3 Pickwick Plaza Greenwich, CT 06830 USA Fax: (203) 302-3044 Email: Drosenstein@generalatlantic.com Attention: David A. Rosenstein

GAP Coinvestments CDA, L.P.	c/o General Atlantic Service Company, LLC 3 Pickwick Plaza Greenwich, CT 06830 USA Fax: (203) 302-3044 Email: Drosenstein@generalatlantic.com Attention: David A. Rosenstein

GAPCO GmbH & Co. KG	c/o General Atlantic GmbH Koenigsallee 62, 40212 Dusseldorf, Germany Fax: +4921160288857 Email: Drosenstein@generalatlantic.com Attention: David A. Rosenstein

Dr. Li Ge	No. 1 Building, #288 FuTe ZhongLu, Waigaoqiao Free Trade Zone, Shanghai 200131, P.R.China Telephone: 86-21-50463309 Fax: 86-21-50463718 E-mail: geli@pharmatechs.com

Liu Xiaozhong	No. 1 Building, #288 FuTe ZhongLu, Waigaoqiao Free Trade Zone, Shanghai 200131, P.R.China Telephone: 86-21-50463317 Fax: 86-21-50463718 E-mail: liuxiaozhong@pharmatechs.com

Lin Tao	No. 1 Building, #288 FuTe ZhongLu, Waigaoqiao Free Trade Zone, Shanghai 200131, P.R.China Telephone: 86-21-50463320 Fax: 86-21-50463718 E-mail: lintao@pharmatechs.com

Zhang Zhaohui	No. 1 Building, #288 FuTe ZhongLu, Waigaoqiao Free Trade Zone, Shanghai 200131, P.R.China Telephone: 86-21-50463320 Fax: 86-21-50463718 E-mail: zhangzhaohui@pharmatechs.com

J.P. Morgan Trust Company of Delaware, as Trustee of the Ge Li 2006 Grantor Retained Annuity Trust	c/o Dr. Li Ge No. 1 Building, #288 FuTe ZhongLu, Waigaoqiao Free Trade Zone, Shanghai 200131, P.R.China Telephone: 86-21-50463309 Fax: 86-21-50463718 E-mail: geli@pharmatechs.com

EWEP Inc.	Building 15, Room 2404, 233 Nong, PuMing Lu, Shanghai 200120, P.R. China Telephone: 86-21-58793928 Fax: 86-21-58798123 Attention: Mr. Shuo Li

NJZ Advance Limited	Room 305, Block 15, 233 Nong, PuMing Lu, Shanghai 200120, P.R. China Telephone: 86-21-58409398 Fax: 86-21-58766536 E-mail: junzhao323@126.com Attention: Mr. Jun Zhao

J.P. Morgan Trust Company of Delaware, as Trustee of the Ning Zhao 2006 Grantor Retained Annuity Trust	c/o Dr. Ning Zhao No. 1 Building, #288 FuTe ZhongLu, Waigaoqiao Free Trade Zone, Shanghai 200131, P.R.China Telephone: 86-21-50463512 Fax: 86-21-50463718 E-mail: Zhao_ning@pharmatechs.com

I-Invest World Ltd	c/o Liu Xiaozhong No. 1 Building, #288 FuTe ZhongLu, Waigaoqiao Free Trade Zone, Shanghai 200131, P.R.China Telephone: 86-21-50463317 Fax: 86-21-50463718 E-mail: liuxiaozhong@pharmatechs.com

AssetValue Ltd	c/o Lin Tao No. 1 Building, #288 FuTe ZhongLu, Waigaoqiao Free Trade Zone, Shanghai 200131, P.R.China Telephone: 86-21-50463320 Fax: 86-21-50463718 E-mail: lintao@pharmatechs.com

i-growth Ltd	c/o Zhang Zhaohui No. 1 Building, #288 FuTe ZhongLu, Waigaoqiao Free Trade Zone, Shanghai 200131, P.R.China Telephone: 86-21-50463320 Fax: 86-21-50463718 E-mail: zhangzhaohui@pharmatechs.com

J. P. Morgan Securities Ltd.	c/o J. P. Morgan Securities (Asia Pacific) Ltd. Chater House 25th Floor 8 Connaught Road Central Hong Kong Facsimile: (852) 2525-8298 Attention: Convertible Bonds

Rexbury Limited	No. 5 Bridge, Mashan, Binhu District, Wuxi, Municipality, Jiangsu Province, P.R. China Telephone: 86-510-8599-4817 Fax: 86-510-8599-4817 E-mail: xyehen@pub.wx.jsinfo.net Attention: Ms. Chen Xiuyu

Schedule 2

FORM OF JOINDER

THIS JOINDER is made on the          day of

BETWEEN

(1)	[ ] of [ ] (the “New Party”);

AND

(2)	THE PERSONS WHOSE NAMES ARE SET OUT IN SCHEDULE 1 (collectively the “Current Parties” and individually a “Current Party”);

AND

(3)	WUXI PHARMATECH (CAYMAN) INC., a company incorporated in the Cayman Islands and having its registered address at P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands (the “Company”).

WHEREAS a Registration Rights Agreement was entered into on                     , 2007 by and among, inter alia, the Current Parties and the Company (the “Registration Rights Agreement”), a copy of which the New Party hereby confirms that it has been supplied with and acknowledges the terms therein.

NOW IT IS AGREED as follows:

1.	In this Joinder, unless the context otherwise requires, words and expressions respectively defined or construed in the Registration Rights Agreement shall have the same meanings when used or referred to herein.

2.	The New Party hereby accedes to and ratifies the Registration Rights Agreement and covenants and agrees with the Current Parties and the Company to be bound by the terms of the Registration Rights Agreement as a Shareholder and as if it had been a party thereto from the outset and to duly and punctually perform and discharge all liabilities and obligations whatsoever from time to time to be performed or discharged by it under or by virtue of the Registration Rights Agreement in all respects as if named as a party therein.

3.	Each of the Current Parties and the Company covenants and agrees that the New Party shall be entitled to all the benefits of the terms and conditions of the Registration Rights Agreement to the intent and effect that the New Party shall be deemed, with effect from the date on which the New Party is executes this Joinder, to be a party to the Registration Rights Agreement as a Shareholder.

4.	This Joinder shall hereafter be read and construed in conjunction and as one document with the Registration Rights Agreement and references in the Registration Rights Agreement to “the Agreement” or “this Agreement”, and references in all other instruments and documents executed thereunder or pursuant thereto to the Registration Rights Agreement, shall for all purposes refer to the Registration Rights Agreement incorporating and as supplemented by this Joinder.

5.	THIS JOINDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement or the affairs of the Company. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

6.	Section 11(j) of the Registration Rights Agreement shall apply to this Joinder and shall be incorporated herein by reference.

7.	The address of the undersigned for purposes of all notices under the Registration Rights Agreement is: [ ].

[NEW PARTY]

By:
Name:
Title: